EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                         Jurisdiction of                  % of Voting
                                                          incorporation               Securities Held at
         Name of Corporation                             or organization              March 31, 2006(a)
        ---------------------                            ----------------             -------------------


    Kronos Titan GmbH                                    Germany                           100
      Unterstutzungskasse Kronos Titan-GmbH              Germany                           100
    Kronos Chemie-GmbH                                   Germany                           100
    Kronos World Services S.A./N.V.                      Belgium                           100
    Societe Industrielle du Titane, S.A.                 France                             99
    Kronos Limited                                       United Kingdom                    100
    Kronos Denmark ApS                                   Denmark                           100
      Kronos Europe S.A./N.V.                            Belgium                           100
        Kronos B.V.                                      Holland                           100
    Kronos Norge A/S                                     Norway                            100
      Kronos Titan A/S                                   Norway                            100
      Titania A/S                                        Norway                            100
        The Jossingfjord Manufacturing Company A/S       Norway                            100
    Kronos Invest A/S                                    Norway                            100



(a)  Held by the Registrant or the indicated subsidiary of the Registrant